Exhibit 99.01

Keynote Reports Fiscal Third Quarter 2009 Results

  Total Revenue Was $20.2 Million for the Third Quarter 2009, Compared to $20.5 Million in the Same Period a Year Ago
  GAAP Net Earnings Per Share Improved to $0.15 for the Third Quarter 2009, Compared to GAAP Net Loss Per Share of $0.03 a Year Ago
  Non-GAAP EPS Grew to $0.25 for the Third Quarter 2009, Compared to $0.09 a Year Ago
  Revenue, GAAP Net Income and Non-GAAP Earnings Exceeded Company’s Guidance

SAN MATEO, Calif.--(BUSINESS WIRE)--July 28, 2009--Keynote Systems (NASDAQ:KEYN), the global leader in on-demand mobile and Internet test & measurement solutions for continuously improving the online experience, reported financial results for its fiscal third quarter ended June 30, 2009.

Umang Gupta, chairman and CEO of Keynote, said: “We delivered strong financial performance, amidst a tough economy and comparatively lower foreign exchange rates. We generated revenue of $20.2 million in the quarter, which exceeded our guidance primarily due to the fact that we began to recognize revenue for a mobile project earlier than originally expected. Our non-GAAP earnings per diluted share for the first nine-months of 2009 have already surpassed those for the entire fiscal year 2008. In addition, based on our year-to-date performance and fourth quarter guidance, we expect our mobile business to achieve in excess of 20% year-over-year growth after factoring out any change due to the strengthening of U.S. dollar.”

Third Quarter 2009 Financial Summary

Revenue for the third quarter of fiscal year 2009 was $20.2 million, compared to $20.5 million in the third quarter of fiscal year 2008. Under generally accepted accounting principles (GAAP), net income for the third quarter of fiscal year 2009 was $2.1 million, or $0.15 per diluted share, compared to a net loss of $407,000, or $0.03 per share, for the third quarter of fiscal year 2008.

The non-GAAP net income for the third quarter of fiscal year 2009 was $3.6 million, or $0.25 per diluted share, compared to $1.3 million, or $0.09 per diluted share, for the third quarter of fiscal year 2008. The company defines non-GAAP net income as net income (loss) adjusted for provision for income taxes, stock-based compensation expense, and amortization of purchased intangibles less cash taxes from on-going operations. Non-GAAP net income (loss) per share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Management also believes the non-GAAP figure of earnings before interest, taxes, depreciation and amortization (EBITDA) provides a useful measure of operations. EBITDA for the third quarter of fiscal year 2009 was $4.9 million, or 24% of revenue, compared to $2.6 million, or 13% of revenue, for the third quarter of fiscal year 2008.

Cash Flow and Deferred Revenue Summary

In the third quarter of fiscal year 2009, cash provided by operating activities was $4.2 million, compared to $1.5 million in the third quarter of fiscal year 2008. Cash used for purchases of property, equipment and software totaled $1.2 million for the third quarter of fiscal year 2009, compared to $1.6 million for the third quarter of fiscal year 2008. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology. The company generated free cash flow of $3.0 million, compared to third quarter of fiscal year 2008 in which the company used $80,000 of free cash flow. At June 30, 2009, Keynote had $56.0 million in total cash, cash equivalents and short-term investments.

Gupta added, “Excluding the second quarter $4.0 million special cash payment to the German tax authority for taxes associated with prior years’ operations and IP migration, for the nine month period ending June 30, 2009, our cash from operations was $11.4 million, compared to $4.4 million for the corresponding period in fiscal year 2008.”

Keynote’s net deferred revenue was $21.4 million at June 30, 2009, compared to $24.2 million at June 30, 2008 and $21.3 million at March 31, 2009. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $25.6 million at June 30, 2009, compared to $29.5 million at June 30, 2008 and $26.8 million at March 31, 2009. The year-over-year comparison was significantly impacted by the strengthening of the U.S. dollar to Euro.

The total shares outstanding, net of treasury shares, at June 30, 2009 was 14.4 million, compared to 13.8 million at June 30, 2008.

Operational Metrics Summary

As of June 30, 2009, Keynote’s total worldwide customer base was approximately 2,800 companies. Keynote currently provides its services to 50 percent of the comScore Media Metrix’s top 50 Web sites and approximately 42 percent of the Fortune 100 companies. As of June 30, 2009, Keynote measured approximately 17,500 Internet pages, as compared to 13,900 Internet pages in the same quarter a year ago.

Expectations for the Fourth Quarter of Fiscal Year 2009

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the fourth fiscal quarter ending September 30, 2009:

  Total revenue is expected to be between $18.8 million and $19.3 million.
  GAAP earnings per share are expected to be between ($0.03) and $0.01.
  Non-GAAP earnings per share are expected to be between $0.05 and $0.09.

The above guidance was based on the following assumptions. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is currently expected to be approximately $1.3 million. The company expects to sublease its New York office in the fourth quarter, which would reduce future rent expense, but necessitate a one-time charge of approximately $690,000 for associated costs. Depreciation is expected to be approximately $1.4 million. Interest income, net is expected to be approximately $200,000, assuming no material changes in interest rates and currently planned uses of cash. Cash paid for income taxes from on-going operations is expected to be approximately $50,000. However, the company also expects to record approximately $100,000 for a one-time, non-cash income tax benefit from the recently enacted German economic incentive laws that become effective during the fourth quarter. Basic weighted average shares outstanding are expected to be approximately 14.4 million shares and diluted weighted average shares outstanding are expected to be approximately 14.5 million shares, assuming no additional issuances of equity or equity-related securities and significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous webcast at 2:00 pm (PST) today, July 28, 2009. To access the call in the U.S., please dial (866) 271-6228; international callers please dial (973) 638-3423, approximately 10 minutes prior to the start of the conference call. The webcast of the call will be available at the investor section of the company’s web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687 in the U.S. and (706) 645-9291 internationally; the pass code is 16846899. The webcast is at the investor section of the company’s web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact that the current global economic recession will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates and the extent to which revenue from other service lines can increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate SIGOS and its other international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, Keynote’s ability to increase sales of its other services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, foreign exchange rates and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2008, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP net earnings per share, EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income (loss) for provision for income taxes less cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings per share are calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used for purchases of property, equipment, and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Because the Company has made a number of acquisitions in the past, as well as because of the effect of SFAS 123(R), the Company’s financial statements have changed significantly from prior periods. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (Nasdaq “KEYN”) is the global leader in on-demand test & measurement solutions for continuously improving the online experience. For over a decade, Keynote has been providing measurement data and testing capabilities that allow companies to understand and improve their customers’ online and mobile experience. Keynote has four test and measurement businesses: Web performance, mobile quality, streaming & VoIP, and customer experience/UX.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading infrastructure of over 3,000 measurement computers and mobile devices in over 240 locations around the world. Keynote’s 2,800 customers represent top Internet and mobile companies including American Express, Dell, Disney, eBay, E*TRADE, Expedia, Microsoft, SonyEricsson, Sprint, T-Mobile, Verizon, Vodafone and YouTube. Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 1-800-KEYNOTE.

Keynote, The Internet Performance Authority, Perspective and WebEffective are registered trademarks and The Mobile and Internet Performance Authority, True Experience and FlexUse are trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. © 2009 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	Jun 30	Mar 31	Jun 30	Jun 30	Jun 30
	2009	2009	2008	2009	2008
Net revenue:
Subscription services	$11,455	$11,341	$11,441	$34,269	$33,405
Ratable licenses	6,390	5,915	6,426	18,348	15,033
Professional services	2,324	2,308	2,631	7,753	7,414
Total revenue, net	20,169	19,564	20,498	60,370	55,852

Costs and expenses:
Costs of revenue:
Direct costs of subscription services	2,098	2,319	2,235	6,673	6,571
Direct costs of ratable licenses	1,424	1,639	1,526	4,551	4,240
Direct costs of professional services	1,293	1,495	1,762	4,466	5,361
Operations	1,943	2,248	2,270	6,353	6,297
Development	2,863	3,191	3,232	9,137	9,525
Amortization of intangible assets - software	290	288	281	866	697
Total costs of revenue	9,911	11,180	11,306	32,046	32,691
Sales and marketing	5,665	6,317	6,697	18,162	18,993
General and administrative	2,346	2,551	2,834	7,717	7,822
Excess occupancy income, net	(258)	(251)	(297)	(729)	(887)
Amortization of intangible assets - other	259	263	568	791	1,647
Total costs and expenses	17,923	20,060	21,108	57,987	60,266

Income (loss) from operations	2,246	(496)	(610)	2,383	(4,414)

Interest income and other, net	104	370	343	1,147	2,374

Income (loss) before provision for income taxes	2,350	(126)	(267)	3,530	(2,040)

Provision for income taxes	(258)	(132)	(140)	(810)	(429)

Net income (loss)	$2,092	$(258)	$(407)	$2,720	$(2,469)

Net income (loss) per share:
Basic	$0.15	$(0.02)	$(0.03)	$0.19	$(0.15)
Diluted	$0.15	$(0.02)	$(0.03)	$0.19	$(0.15)

Weighted average common shares outstanding:
Basic	14,378	14,259	13,747	14,274	16,039
Diluted	14,403	14,259	13,747	14,321	16,039

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2009	September 30, 2008

Assets
Current assets:
Cash, cash equivalents and short-term investments	$55,985	$49,331
Accounts receivable	6,090	7,316
Prepaids, deferred costs and other current assets	4,158	2,909
Inventories	876	1,081
Deferred tax assets	1,036	1,042
Total current assets	68,145	61,679

Deferred costs and other long-term assets	2,433	2,788
Property and equipment, net	34,898	36,405
Goodwill	64,326	64,396
Identifiable intangible assets, net	6,723	8,430
Deferred tax assets	1,711	2,146

Total assets	$178,236	$175,844

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$586	$2,505
Accrued expenses	8,227	12,767
Current portion of capital lease obligation	14	14
Notes payable	-	256
Deferred revenue	19,613	19,029
Total current liabilities	28,440	34,571

Long-term portion of capital lease obligation	5	17
Deferred rent and other long term liabilities	2,242	2,605
Long-term deferred revenue	1,806	904
Long-term deferred tax liability	297	236
Total liabilities	32,790	38,333

Stockholders' equity:
Common stock	14	14
Additional paid-in capital	280,983	275,316
Accumulated deficit	(140,487)	(143,207)
Accumulated other comprehensive income	4,936	5,388

Total stockholders' equity	145,446	137,511

Total liabilities and stockholders' equity	$178,236	$175,844

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	Jun 30	Mar 31	Jun 30	Jun 30	Jun 30
	2009	2009	2008	2009	2008
Revenue categories:

Internet Subscriptions	$9,403	$9,333	$9,529	$28,400	$28,499
Internet Engagements	2,324	2,308	2,631	7,753	7,414
Subtotal Internet Revenue	11,727	11,641	12,160	36,153	35,913
Mobile Subscriptions	2,052	2,008	1,912	5,869	4,906
Mobile Ratable Licenses	6,390	5,915	6,426	18,348	15,033
Subtotal Mobile Revenue	8,442	7,923	8,338	24,217	19,939
Total Revenue, Net	$20,169	$19,564	$20,498	$60,370	$55,852

Non-GAAP net income and income per share:

GAAP net income (loss)	$2,092	$(258)	$(407)	$2,720	$(2,469)
Provision for income taxes	258	132	140	810	429
Stock-based compensation *	763	1,596	1,126	3,400	3,386
Amortization of intangible assets - other	259	263	568	791	1,647
Amortization of intangible assets - software	290	288	281	866	697
Non-GAAP income before income tax	3,662	2,021	1,708	8,587	3,690
Cash taxes from on-going operations	(76)	(149)	(404)	(519)	(770)
Non-GAAP net income	$3,586	$1,872	$1,304	$8,068	$2,920

Weighted average common shares outstanding (diluted):	14,403	14,332	14,238	14,321	16,594
Non-GAAP income per share	$0.25	$0.13	$0.09	$0.56	$0.18

EBITDA:

GAAP net income (loss)	$2,092	$(258)	$(407)	$2,720	$(2,469)
Provision for income taxes	258	132	140	810	429
Interest income and other, net	(104)	(370)	(343)	(1,147)	(2,374)
Stock-based compensation *	763	1,596	1,126	3,400	3,386
Amortization of intangible assets - other	259	263	568	791	1,647
Amortization of intangible assets - software	290	288	281	866	697
Depreciation	1,363	1,172	1,249	3,863	3,808
EBITDA	$4,921	$2,823	$2,614	$11,303	$5,124

*Stock-based compensation by category:
Direct costs of ratable licenses	$27	$27	$68	$51	$183
Direct costs of professional services	65	214	108	391	347
Operations	91	210	158	424	481
Development	172	344	237	746	741
Sales and marketing	285	566	393	1,215	1,133
General and administrative	123	235	162	573	501
	$763	$1,596	$1,126	$3,400	$3,386

Included in the March 31, 2009 stock-based compensation expense is a $601,000 non-recurring charge associated with the return of stock options granted to the CEO.

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sep 30	Sep 30

FY 2009

Internet Subscriptions	$9,664	$9,333	$9,403	$-	$28,400
Internet Engagements	3,121	2,308	2,324	-	7,753
Subtotal Internet Revenue	12,785	11,641	11,727	-	36,153
Mobile Subscriptions	1,809	2,008	2,052	-	5,869
Mobile Ratable Licenses	6,043	5,915	6,390	-	18,348
Subtotal Mobile Revenue	7,852	7,923	8,442	-	24,217
Total Revenue, Net	$20,637	$19,564	$20,169	$-	$60,370

FY 2008

Internet Subscriptions	$9,532	$9,438	$9,529	$9,933	$38,432
Internet Engagements	2,846	1,937	2,631	2,360	9,774
Subtotal Internet Revenue	12,378	11,375	12,160	12,293	48,206
Mobile Subscriptions	1,340	1,654	1,912	1,976	6,882
Mobile Ratable Licenses	4,002	4,605	6,426	6,787	21,820
Subtotal Mobile Revenue	5,342	6,259	8,338	8,763	28,702
Total Revenue, Net	$17,720	$17,634	$20,498	$21,056	$76,908

FY 2007

Internet Subscriptions	$9,510	$9,620	$9,722	$9,461	$38,313
Internet Engagements	3,102	2,778	3,064	2,929	11,873
Subtotal Internet Revenue	12,612	12,398	12,786	12,390	50,186
Mobile Subscriptions	997	1,113	1,158	1,080	4,348
Mobile Ratable Licenses	2,206	3,203	3,443	4,368	13,220
Subtotal Mobile Revenue	3,203	4,316	4,601	5,448	17,568
Total Revenue, Net	$15,815	$16,714	$17,387	$17,838	$67,754

FY 2006

Internet Subscriptions	$9,281	$9,459	$9,499	$9,743	$37,982
Internet Engagements	3,896	2,792	2,419	3,034	12,141
Subtotal Internet Revenue	13,177	12,251	11,918	12,777	50,123
Mobile Subscriptions	539	488	855	962	2,844
Mobile Ratable Licenses	-	-	1,094	1,447	2,541
Subtotal Mobile Revenue	539	488	1,949	2,409	5,385
Total Revenue, Net	$13,716	$12,739	$13,867	$15,186	$55,508

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sept 30	Sept 30

FY 2009

Total Revenue	$20,637	$19,564	$20,169		$60,370

Cash Flow from Operations	$2,020	$1,249	$4,151		$7,420
% of Revenue	10%	6%	21%		12%
Purchase of PP&E	$661	$736	$1,199		$2,596
Free Cash Flow *	$1,359	$513	$2,952		$4,824
% of Revenue	7%	3%	15%		8%

FY 2008

Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908

Cash Flow from Operations	$330	$2,527	$1,522	$565	$4,944
% of Revenue	2%	14%	7%	3%	6%
Purchase of PP&E	$1,351	$1,034	$1,602	$1,878	$5,865
Free Cash Flow *	$(1,021)	$1,493	$(80)	$(1,313)	$(921)
% of Revenue	-6%	8%	0%	-6%	-1%

FY 2007

Total Revenue	$15,815	$16,714	$17,387	$17,838	$67,754

Cash Flow from Operations	$4,680	$6,847	$5,883	$2,970	$20,380
% of Revenue	30%	41%	34%	17%	30%
Purchase of PP&E	$704	$1,383	$2,073	$1,380	$5,540
Free Cash Flow *	$3,976	$5,464	$3,810	$1,590	$14,840
% of Revenue	25%	33%	22%	9%	22%

FY 2006

Total Revenue	$13,716	$12,739	$13,867	$15,186	$55,508

Cash Flow from Operations	$3,505	$2,941	$2,938	$1,231	$10,615
% of Revenue	26%	23%	21%	8%	19%
Purchase of PP&E	$337	$1,055	$792	$874	$3,058
Free Cash Flow *	$3,168	$1,886	$2,146	$357	$7,557
% of Revenue	23%	15%	15%	2%	14%

* Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology.

Keynote Systems, Inc. and Subsidiaries

DEFERRED REVENUE
(In thousands)
(Unaudited)

	June 30, 2009	March 31, 2009	June 30, 2008

Deferred revenue, net
Domestic	$6,296	$6,107	$6,300
International	15,123	15,224	17,869
Total	$21,419	$21,331	$24,169

Add back: unpaid deferred revenue
Domestic	$1,400	$3,210	$2,288
International	2,819	2,304	3,054
Total	$4,219	$5,514	$5,342

Deferred revenue, gross
Domestic	$7,696	$9,317	$8,588
International	17,942	17,528	20,923
Total	$25,638	$26,845	$29,511

CONTACT:
Keynote Systems, Inc.
Dan Berkowitz, 650-403-3305
Public Relations
dberkowitz@keynote.com
Kirsten Chapman, 415-433-3777
Investor Relations
kchapman@lhai.com